NEWS RELEASE

Coeur Reports Fourth Quarter and Full-Year 2017 Results
and Provides 2018 Cost Guidance
Chicago, Illinois - February 7, 2018 - Coeur Mining, Inc. (“Coeur” or the "Company") (NYSE: CDE) today reported full-year 2017 net income of $10.9 million, or $0.06 per share, and cash flow from operating activities of $197.2 million, an increase of over 100% compared to 2016. Adjusted EBITDA1 rose 4% year-over-year to $203.3 million, and free cash flow1 increased $85.5 million to $60.4 million.
In the fourth quarter, the Company generated net income of $14.3 million, or $0.08 per share, and cash flow from operating activities more than doubled quarter-over-quarter, increasing $54.5 million to $91.8 million. Adjusted EBITDA1 and free cash flow1 of $77.0 million and $44.8 million, respectively, increased approximately fivefold compared to the prior quarter.
Strong fourth quarter and full-year financial results were driven by record silver equivalent1 production of 10.8 million ounces (11.7 million ounces including discontinued operations) and 35.1 million ounces (39.4 million ounces including discontinued operations), respectively, lower costs from the Company's continuing operations, and decreases in working capital. Lower average debt levels and interest rates led to a 56% reduction in full-year interest expense, which also contributed to improved full-year financial results.
On December 22, 2017, the Company entered into an agreement to sell its wholly-owned Bolivian subsidiary, which owns and operates the San Bartolomé mine. The transaction is expected to close in the first quarter. As a result, the mine is presented as a discontinued operation and excluded from consolidated operating statistics and financial results for all periods presented unless otherwise noted. In 2017, San Bartolomé produced 4.3 million ounces of silver at adjusted costs applicable to sales ("CAS") per silver ounce1 of $17.17.

"Coeur's robust operating performance during the fourth quarter led to strong financial results for the quarter and full year. Our multi-year strategic initiatives are generating higher-quality ounces and strong cash flow from our well-balanced portfolio of North American-based assets," said Mitchell J. Krebs, Coeur's President and Chief Executive Officer.
"During 2017, we successfully repositioned and strengthened the Company on multiple fronts. We upgraded our portfolio and pipeline of assets to reflect a North American focus with the acquisition of the high-grade Silvertip mine in Canada, our announced divestiture of our highest cost mine in Bolivia and the sales of nine non-core assets. We repositioned our balance sheet to provide greater financial flexibility and materially reduce annual interest expense. By allocating additional capital to near-mine exploration, we expanded our reserve and resource base by double digit percentage increases, which we anticipate will lead to high-return, long-term value for our stockholders."
Highlights

•
Record fourth quarter and full-year silver equivalent[1] production - Fourth quarter and full-year production from continuing operations increased 26% quarter-over-quarter and 14% year-over-year, respectively, to 10.8 million and 35.1 million silver equivalent ounces ("AgEqOz")[1]. Higher fourth quarter production was driven by 45% and 26% increases in silver equivalent[1] production at the Rochester and Palmarejo mines, respectively, and a 27% increase in gold production at the Kensington mine. Record full-year production was driven primarily by the Palmarejo mine, where 2017 silver equivalent[1] production rose 64% compared to 2016

•
Improved cost performance from continuing operations - Companywide adjusted all-in sustaining costs ("AISC") per average spot AgEqOz[1] for the fourth quarter decreased 17% quarter-over-quarter to $12.26 and were relatively flat for the full year at $13.82, despite higher diesel and consumables costs during both periods. Palmarejo's fourth quarter and full-year adjusted CAS per average spot AgEqOz[1] were $6.64 and $8.38, respectively, with fourth quarter unit costs decreasing 24% quarter-over-quarter and 34% year-over-year and full-year unit costs declining 12% compared to 2016

•
Solid execution of key capital projects - In 2017, Coeur completed or achieved major milestones on key capital projects at Palmarejo, Rochester and Kensington. At Palmarejo, the Company reached its target mining rate of 4,500 tons per day one quarter ahead of schedule following a multi-year development and ramp-up period. Rochester's Stage IV leach pad expansion was commissioned on schedule in the third quarter after three years of permitting and ten months of construction. During the third quarter, the Company began mining the high-grade Jualin deposit at Kensington following two years of underground development

•
Continued portfolio enhancements - During the fourth quarter, Coeur completed its acquisition of the Silvertip mine, which is expected to provide Coeur with high-margin, low-cost production, near-term cash flow, and long-term exploration potential in a low-risk, mining-friendly jurisdiction. In December 2017, the Company announced it had entered into an agreement to divest the San Bartolomé mine in Bolivia. The Company's prior acquisition of Wharf in early 2015 has already generated a return on investment of approximately 20%[3]. Coeur also completed the sale of nine non-core assets during the year for total consideration of approximately $40 million

•
Expanded exploration program generating strong returns - Coeur's total exploration investment increased 66% in 2017 to $41.9 million, including $30.3 million of expensed exploration and $11.6 million of capitalized exploration, and contributed to a 10% increase to silver equivalent[1] reserves, net of depletion, from continuing operations compared to year-end 2016. The largest net increases of 36%, 17% and 5% were achieved at Wharf, Palmarejo and Kensington, respectively, with reserves in the United States now accounting for 73% of total reserves. Measured and indicated silver equivalent[1] resources increased 42% compared to the prior year, while inferred silver equivalent[1] resources increased 45%

•
Meaningful balance sheet improvements achieved - The Company accomplished key balance sheet initiatives during 2017 beginning with the successful refinancing of its 7.875% senior notes due 2021 with 5.875% senior notes due 2024. During the third quarter, Coeur also established a four-year $200 million revolving credit facility, under which the Company drew $100 million to partially fund the Silvertip mine acquisition. Full-year interest expense decreased 56% to $16.4 million from $36.9 million in 2016

"As we enter our 90th year of business, we have strong momentum in positioning Coeur as a leading U.S.-based, North America-focused precious metals mining company," continued Mitchell J. Krebs, Coeur's President and Chief Executive Officer. "2018 should be another pivotal year as we look to commence production at Silvertip by the end of the first quarter, achieve commercial production at Jualin later in the year and sustain our focus on near-mine exploration. We also expect to publish updated technical reports for Rochester and Kensington in the coming weeks and for Silvertip in the second half of the year. Our team continues to do an outstanding job advancing Coeur's strategic priorities, and we look forward to delivering strong results in the coming quarters."

Financial and Operating Highlights (Unaudited)
On December 22, 2017, Coeur announced it had entered into an agreement to divest the San Bartolomé mine through the sale of its 100%-owned Bolivian subsidiary. As a result, San Bartolomé is presented as a discontinued operation and excluded from consolidated operating statistics and financial results for all periods presented unless otherwise noted.

(Amounts in millions, except per share amounts, gold ounces produced & sold, and per-ounce metrics)	2017	4Q 2017	3Q 2017	2Q 2017	1Q 2017	2016	4Q 2016
Revenue	$709.6	$214.6	$159.9	$149.5	$185.6	$571.9	$139.2
Costs Applicable to Sales	$440.3	$122.0	$101.6	$102.2	$114.5	$335.4	$84.9
General and Administrative Expenses	$33.6	$9.2	$7.3	$7.0	$10.1	$29.3	$6.6
Net Income (Loss)	$10.9	$14.3	$(11.7)	$(10.0)	$18.3	$22.4	$(10.3)
Net Income (Loss) Per Share	$0.06	$0.08	$(0.06)	$(0.05)	$0.10	$0.14	$(0.06)
Adjusted Net Income (Loss)[1]	$4.2	$14.1	$(15.3)	$(1.3)	$6.8	$15.6	$0.9
Adjusted Net Income (Loss)[1] Per Share	$0.02	$0.08	$(0.09)	$(0.01)	$0.04	$0.10	$0.01
Weighted Average Shares Outstanding	184.1	187.0	179.3	179.2	183.1	163.5	174.0
EBITDA[1]	$202.9	$69.6	$38.6	$23.4	$71.4	$142.6	$24.7
Adjusted EBITDA[1]	$203.3	$77.0	$40.2	$31.9	$54.5	$194.9	$41.0
Cash Flow from Operating Activities	$197.2	$91.8	$37.3	$24.1	$43.9	$96.5	$21.4
Capital Expenditures	$136.7	$47.1	$29.0	$37.1	$23.6	$94.4	$28.1
Free Cash Flow[1]	$60.4	$44.8	$8.3	$(13.0)	$20.3	$(25.1)	$(6.7)
Cash, Equivalents & Short-Term Investments	$192.0	$192.0	$195.7	$201.0	$160.6	$118.3	$118.3
Total Debt[2]	$411.3	$411.3	$288.7	$284.6	$218.8	$210.6	$210.6
Average Realized Price Per Ounce – Silver	$16.96	$16.57	$16.86	$16.95	$17.49	$17.08	$16.72
Average Realized Price Per Ounce – Gold	$1,204	$1,224	$1,240	$1,206	$1,149	$1,230	$1,170
Silver Ounces Produced	12.1	3.7	3.0	2.7	2.7	9.4	2.6
Gold Ounces Produced	383,086	118,756	93,293	82,819	88,218	358,170	102,500
Silver Equivalent Ounces Produced[1]	35.1	10.8	8.6	7.7	8.0	30.8	8.7
Silver Ounces Sold	12.7	3.8	2.9	2.7	3.3	8.9	2.2
Gold Ounces Sold	410,604	123,564	89,972	86,194	110,874	338,131	87,108
Silver Equivalent Ounces Sold[1]	37.3	11.1	8.3	7.9	10.0	29.2	7.4
Silver Equivalent Ounces Sold (Average Spot)[1]	43.0	13.2	9.7	9.0	11.1	33.6	8.4
Adjusted CAS per AgEqOz[1]	$10.62	$9.43	$11.05	$12.02	$10.60	$11.12	$11.45
Adjusted CAS per Average Spot AgEqOz[1]	$9.59	$8.35	$9.90	$10.96	$9.79	$10.19	$10.59
Adjusted CAS per AuEqOz[1]	$822	$800	$843	$860	$791	$688	$676
Adjusted AISC per AgEqOz[1]	$15.90	$14.45	$17.35	$17.81	$14.78	$15.97	$16.13
Adjusted AISC per Average Spot AgEqOz[1]	$13.82	$12.26	$14.79	$15.58	$13.30	$13.88	$14.29

Financial Results
Fourth quarter revenue of $214.6 million increased 34% compared to the prior quarter. Silver sales contributed 30% of revenue during the period and gold sales contributed 70% based on average realized prices of $16.57 and $1,224 per ounce, respectively. For the full year, the Company generated revenue of $709.6 million, 24% higher than in 2016 with silver sales contributing 30% and gold 70%. Averaged realized silver and gold prices for the full year were $16.96 and $1,204 per ounce, respectively, marginally declining compared to 2016. The Company's U.S. operations accounted for approximately 60% of both fourth quarter and full-year revenue.

Average realized gold prices during the fourth quarter and full year reflect the sale of 13,740 and 52,124 gold ounces, respectively, pursuant to Palmarejo's gold stream agreement at a price of $800 per ounce.
Costs applicable to sales were $122.0 million and $440.3 million for the fourth quarter and full year, respectively, representing period-over-period increases of 20% and 31%. These increases were primarily the result of increased ounces sold as well as higher diesel and consumables costs. General and administrative expenses of $9.2 million in the fourth quarter and $33.6 million for the full year were 26% higher quarter-over-quarter and 15% higher year-over-year, respectively, due to higher employee-related expenses and professional service costs.
Fourth quarter interest expense, net of capitalized interest, increased 53% from the third quarter to $5.5 million as a result of incremental interest related to the Company's $200 million revolving credit facility (the "Facility"), under which $100 million was drawn to partially fund the Silvertip acquisition in October 2017. For the full year, interest expense, net of capitalized interest, decreased 56% to $16.4 million, due primarily to lower average debt levels compared to 2016 and a lower interest rate on the Company's senior notes, which were refinanced in the second quarter of 2017.
Expensed exploration was $7.5 million for the fourth quarter, bringing full-year expensed exploration to $30.3 million, an increase of $17.4 million, or 135%, year-over-year.
Fourth quarter and full-year capital expenditures increased 62% quarter-over-quarter and 45% year-over-year, respectively, to $47.1 million and $136.7 million, primarily due to $17.7 million of investments made at Silvertip on underground development drilling, mill and infrastructure upgrades and the purchase of new equipment. Full-year capital expenditures were also higher than 2016 levels due to final construction and commissioning of the Stage IV leach pad expansion at Rochester.
The acquisition of Silvertip also drove higher fourth quarter and full-year pre-development, reclamation, and other expenses of $6.0 million and $18.9 million, respectively.
Fourth quarter free cash flow1 was $44.8 million, bringing full-year 2017 free cash flow1 to $60.4 million. This increase of $85.5 million compared to 2016 was driven by record production and sales, improved companywide unit costs, a significant decrease in working capital, and lower interest expense.

Operations
Fourth quarter and full-year 2017 results for each of the Company's operations are provided below.
Palmarejo, Mexico

(Dollars in millions, except per ounce amounts)	2017	4Q 2017	3Q 2017	2Q 2017	1Q 2017	2016	4Q 2016
Tons milled	1,498,421	389,524	413,086	335,428	360,383	1,078,888	287,569
Average silver grade (oz/t)	5.62	6.92	5.53	4.98	4.91	4.66	4.95
Average gold grade (oz/t)	0.09	0.10	0.08	0.08	0.09	0.08	0.09
Average recovery rate – Ag	86.0%	87.0%	83.6%	87.3%	86.5%	88.4%	89.1%
Average recovery rate – Au	90.0%	92.0%	83.1%	91.1%	93.7%	86.5%	90.4%
Silver ounces produced (000's)	7,242	2,346	1,908	1,457	1,531	4,442	1,269
Gold ounces produced	121,569	37,537	28,948	24,292	30,792	73,913	23,906
Silver equivalent ounces produced[1] (000's)	14,536	4,600	3,644	2,914	3,378	8,877	2,703
Silver ounces sold (000's)	7,586	2,343	1,794	1,484	1,965	3,993	937
Gold ounces sold	131,743	38,953	26,554	25,191	41,045	59,081	15,558
Silver equivalent ounces sold[1] (000's)	15,491	4,681	3,387	2,996	4,427	7,538	1,872
Silver equivalent ounces sold[1] (average spot) (000's)	17,301	5,331	3,809	3,324	4,837	8,305	2,042
Metal sales	$274.8	$83.2	$60.7	$53.2	$77.7	$141.3	$32.5
Costs applicable to sales	$146.2	$36.0	$33.3	$33.9	$43.0	$80.8	$20.9
Adjusted CAS per AgEqOz[1]	$9.36	$7.54	$9.76	$11.21	$9.68	$10.55	$11.01
Adjusted CAS per average spot AgEqOz[1]	$8.38	$6.64	$8.68	$10.11	$8.87	$9.57	$10.11
Exploration expense	$11.9	$2.7	$4.5	$3.1	$1.6	$5.1	$2.4
Cash flow from operating activities	$139.9	$52.1	$18.5	$18.8	$50.5	$26.7	$(1.7)
Sustaining capital expenditures (excludes capital lease payments)	$22.5	$4.9	$6.5	$6.1	$5.0	$22.7	$3.9
Development capital expenditures	$7.4	$2.1	$(1.0)	$5.1	$1.2	$13.1	$4.2
Total capital expenditures	$29.9	$7.0	$5.5	$11.2	$6.2	$35.8	$8.1
Free cash flow (before royalties)	$110.0	$45.1	$13.0	$7.6	$44.3	$(9.1)	$(9.8)
Gold production royalty payments	$—	$—	$—	$—	$—	$27.2	$—
Free cash flow[1]	$110.0	$45.1	$13.0	$7.6	$44.3	$(36.3)	$(9.8)

•
Fourth quarter silver equivalent[1] production increased 26% quarter-over-quarter and 70% year-over-year to 4.6 million ounces. Full-year 2017 silver equivalent[1] production of 14.5 million ounces was above the high-end of the Company's guidance range and represented an increase of 64% over 2016

•	Increased silver and gold grades during the fourth quarter and full-year resulted from the mining of higher-grade zones at Independencia. Grades are expected to decrease gradually during 2018

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Fourth quarter sales of 4.7 million silver equivalent[1] ounces were in-line with production and up 38% quarter-over-quarter, while full-year sales of 15.5 million silver equivalent[1] ounces more than doubled year-over-year due to a reduction in inventory carried over from the fourth quarter of 2016

•
Fourth quarter adjusted CAS per average spot AgEqOz[1] of $6.64 were 24% and 34% lower quarter-over-quarter and year-over-year, respectively, bringing full-year adjusted CAS per average spot AgEqOz[1] to $8.38, below the Company's guidance range of $9.00-$9.50 per average spot AgEqOz[1]

•
Full year free cash flow[1] of $110.0 million represented a year-over-year increase of $146.3 million and was driven by higher production, lower unit costs, a reduction in inventory carried over from 2016 and lower development capital expenditures

•
Throughout the year, Palmarejo's exploration program was expanded following positive drill results and the discovery of several new veins. As a consequence, exploration expense of $11.9 million in 2017 more than doubled compared to 2016

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Full-year 2018 production is expected to be 6.5 - 7.1 million ounces of silver and 110,000 - 115,000 ounces of gold, or 13.1 - 14.0 million silver equivalent[1] ounces. CAS per AgEqOz[1] is expected to be $10.50 - $11.00 on a 60:1 silver equivalent basis and $9.25 - $9.75 on an average spot equivalent basis

•	With mining rates now at steady-state levels of approximately 4,500 tons per day, 2018 capital expenditures, including capitalized exploration, are expected to be approximately $30 - $35 million

Rochester, Nevada

(Dollars in millions, except per ounce amounts)	2017	4Q 2017	3Q 2017	2Q 2017	1Q 2017	2016	4Q 2016
Ore tons placed	16,440,270	4,171,451	4,262,011	4,493,100	3,513,708	19,555,998	3,878,487
Average silver grade (oz/t)	0.53	0.50	0.53	0.53	0.58	0.57	0.57
Average gold grade (oz/t)	0.003	0.003	0.004	0.003	0.002	0.003	0.002
Silver ounces produced (000's)	4,714	1,361	1,070	1,156	1,127	4,564	1,277
Gold ounces produced	51,051	18,995	10,955	10,745	10,356	50,751	14,231
Silver equivalent ounces produced[1] (000's)	7,777	2,500	1,727	1,801	1,749	7,609	2,131
Silver ounces sold (000's)	4,931	1,457	1,050	1,135	1,289	4,584	1,205
Gold ounces sold	54,642	20,002	10,390	10,658	13,592	49,320	12,988
Silver equivalent ounces sold[1] (000's)	8,210	2,658	1,674	1,774	2,104	7,543	1,984
Silver equivalent ounces sold[1] (average spot) (000's)	8,961	2,969	1,839	1,913	2,240	8,183	2,128
Metal sales	$152.7	$49.7	$31.2	$32.8	$39.0	$139.9	$36.2
Costs applicable to sales	$107.9	$34.0	$23.3	$24.2	$26.4	$89.7	$23.7
Adjusted CAS per AgEqOz[1]	$13.08	$12.77	$13.69	$13.54	$12.57	$11.86	$11.99
Adjusted CAS per average spot AgEqOz[1]	$11.97	$11.37	$12.46	$12.56	$11.81	$10.93	$11.16
Exploration expense	$1.4	$0.5	$0.5	$0.3	$0.1	$0.8	$0.4
Cash flow from operating activities	$32.3	$26.1	$1.6	$(1.1)	$5.7	$28.4	$7.6
Sustaining capital expenditures (excludes capital lease payments)	$2.7	$0.9	$0.5	$1.1	$0.2	$7.8	$1.5
Development capital expenditures	$38.2	$5.9	$9.2	$12.7	$10.4	$8.6	$4.3
Total capital expenditures	$40.9	$6.8	$9.7	$13.8	$10.6	$16.4	$5.8
Free cash flow[1]	$(8.6)	$19.3	$(8.1)	$(14.9)	$(4.9)	$12.0	$1.8

•
Fourth quarter silver equivalent[1] production increased 45% quarter-over-quarter to 2.5 million ounces, driven by concurrent leaching of the Stage III and Stage IV pads, timing of recoveries from the newly-expanded Stage IV leach pad, and placement of higher gold grade ore during the third and early fourth quarters. Full-year silver equivalent[1] production of 7.8 million ounces was relatively unchanged year-over-year and was near the high-end of the Company's guidance range

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Adjusted CAS per average spot AgEqOz[1] for the fourth quarter was $11.37, 9% lower quarter-over-quarter, while adjusted CAS per average spot AgEqOz[1] for the full-year increased 10% to $11.97. Unit costs were higher compared to 2016 primarily due to pre-stripping activity conducted to access higher-grade ore during the second and third quarters and higher diesel prices compared to 2016

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Fourth quarter free cash flow[1] of $19.3 million reflected higher production and lower development capital expenditures. For the full year, the mine generated negative free cash flow[1] of $8.6 million, which reflected higher capital expenditures in 2017 of $40.9 million related to the Stage IV leach pad expansion project

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Full-year 2018 production is expected to be 4.2 - 4.7 million ounces of silver and 45,000 - 50,000 ounces of gold, or 6.9 - 7.7 million silver equivalent[1] ounces, at CAS per AgEqOz[1] of $13.25 - $13.75 on a 60:1 silver equivalent basis and $12.00 - $12.50 on an average spot equivalent basis

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Development capital expenditures in 2017 totaled $38.2 million and were predominantly related to the Stage IV leach pad expansion, which was completed and commissioned during the third quarter. As a result, Rochester is expected to generate strong free cash flow[1] in 2018, with capital expenditures of approximately $7 - $15 million

Wharf, South Dakota

(Dollars in millions, except per ounce amounts)	2017	4Q 2017	3Q 2017	2Q 2017	1Q 2017	2016	4Q 2016
Ore tons placed	4,560,441	1,124,785	1,150,308	993,167	1,292,181	4,268,105	1,178,803
Average gold grade (oz/t)	0.027	0.029	0.029	0.024	0.027	0.032	0.027
Gold ounces produced	95,372	27,292	25,849	21,358	20,873	109,175	30,675
Silver ounces produced (000's)	64	16	15	13	20	105	32
Gold equivalent ounces produced[1]	96,431	27,560	26,096	21,568	21,207	110,927	31,202
Silver ounces sold (000's)	74	16	14	11	33	95	30
Gold ounces sold	98,237	28,975	23,855	21,314	24,093	108,042	29,698
Gold equivalent ounces sold[1]	99,472	29,256	24,085	21,495	24,636	109,620	30,204
Metal sales	$125.9	$37.3	$31.3	$27.0	$30.3	$136.7	$35.5
Costs applicable to sales	$69.3	$19.9	$17.3	$15.8	$16.3	$66.4	$16.9
Adjusted CAS per AuEqOz[1]	$700	$682	$719	$737	$670	$575	$556
Exploration expense	$0.3	$0.1	$0.2	$—	$—	$—	$—
Cash flow from operating activities	$49.6	$17.2	$15.0	$8.8	$8.6	$62.4	$15.4
Sustaining capital expenditures (excludes capital lease payments)	$5.8	$1.6	$1.8	$1.5	$0.9	$4.8	$1.3
Development capital expenditures	$3.0	$1.7	$1.3	$—	$—	$—	$—
Total capital expenditures	$8.8	$3.3	$3.1	$1.5	$0.9	$4.8	$1.3
Free cash flow[1]	$40.8	$13.9	$11.9	$7.3	$7.7	$57.6	$14.1

•	Gold production in the fourth quarter increased 6% quarter-over-quarter to 27,292 ounces, attributable primarily to higher sustained crushing rates and gold grades

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Full-year gold production of 95,372 ounces was slightly higher than the Company's guidance range. The 13% year-over-year decline resulted from lower grades following completion of mining at the higher-grade Golden Reward deposit during the third quarter, which was mined for an abbreviated season relative to prior years

•	Tons placed in 2017 reached 4.6 million, up from 4.3 million in 2016 and 3.6 million in 2015

•	Adjusted CAS per AuEqOz[1] declined 5% quarter-over-quarter while full-year adjusted CAS per AuEqOz[1] were $700, at the low end of the Company's guidance range

•
Wharf generated $13.9 million of free cash flow[1] during the quarter, bringing full-year free cash flow[1] to $40.8 million. Since acquiring the operation in February 2015 for $99 million, Wharf has generated $127.2 million of free cash flow[1]

•	In 2018, Coeur expects gold production to be 85,000 - 90,000 ounces at CAS per AuEqOz[1] of $850 - $900

•	Capital expenditures for 2018 are expected to be approximately $4 - $7 million

Kensington, Alaska

(Dollars in millions, except per ounce amounts)	2017	4Q 2017	3Q 2017	2Q 2017	1Q 2017	2016	4Q 2016
Tons milled	668,727	167,631	172,038	163,163	165,895	620,209	163,410
Average gold grade (oz/t)	0.18	0.22	0.17	0.17	0.17	0.21	0.22
Average recovery rate	93.5%	92.8%	94.1%	93.2%	94.0%	94.7%	94.4%
Gold ounces produced	115,094	34,932	27,541	26,424	26,197	124,331	33,688
Gold ounces sold	125,982	35,634	29,173	29,031	32,144	121,688	28,864
Metal sales	$154.5	$44.3	$36.6	$35.6	$38.0	$146.6	$34.2
Costs applicable to sales	$116.1	$32.0	$27.7	$28.0	$28.4	$96.7	$23.0
Adjusted CAS per AuOz[1]	$920	$896	$946	$952	$884	$790	$801
Exploration expense	$8.6	$2.8	$3.0	$2.0	$0.8	$3.5	$1.3
Cash flow from operating activities	$37.6	$16.8	$9.3	$7.0	$4.5	$50.8	$11.4
Sustaining capital expenditures (excludes capital lease payments)	$20.7	$8.0	$6.5	$3.7	$2.5	$22.8	$8.9
Development capital expenditures	$15.5	$4.0	$3.6	$4.9	$3.0	$14.0	$3.7
Total capital expenditures	$36.2	$12.0	$10.1	$8.6	$5.5	$36.8	$12.6
Free cash flow[1]	$1.4	$4.8	$(0.8)	$(1.6)	$(1.0)	$14.0	$(1.2)

•
Fourth quarter gold production increased 27% quarter-over-quarter to 34,932 ounces, Kensington's highest quarterly production since the fourth quarter of 2013. This resulted primarily from mining the higher-grade Raven zone, which drove average grades 29% higher to 0.22 oz/ton

•
Full-year production of 115,094 ounces was below the Company guidance range due to lower-than-expected grades throughout the first nine months of the year. Full-year gold sales exceeded production due to reductions in inventory throughout the year, particularly during the first quarter

•
Adjusted CAS per AuOz[1] declined 5% quarter-over-quarter to $896 per ounce. Adjusted CAS per AuOz[1] for the full year increased 16% compared to the prior year to $920 due to lower grades and production levels. Higher diesel and consumables costs also contributed to the year-over-year increase

•
Exploration expense was $8.6 million for the full year, a $5.1 million increase compared to 2016. During the year, Kensington's exploration program focused on resource conversion and expansion of the Jualin deposit as well as the expansion of higher-grade areas, such as Raven, which is expected to remain a supplemental source of higher-grade material throughout 2018

•
Mining of development ore continued at Jualin during the fourth quarter, where production is expected to accelerate throughout 2018 as the Company dewaters the mine area to facilitate more efficient drilling, development, and mining activities

•	Free cash flow[1] during the quarter was $4.8 million due to higher production. For the full year, free cash flow[1] was $1.4 million, down $12.6 million compared to 2016

•	Production for the full-year 2018 is expected to total 115,000 - 120,000 ounces of gold at CAS per AuOz[1] of $900 - $950

•	Kensington's capital expenditures in 2018 are expected to total $35 - $40 million

Exploration
During the fourth quarter, Coeur focused on refining its geologic models and establishing early priorities for its 2018 exploration program. Exploration at Wharf and Rochester ceased during the quarter due to weather conditions, while drilling at Kensington, Palmarejo, and Silvertip continued at reduced pace with three drill rigs active at Palmarejo, three at Kensington, and one at Silvertip. As of early February 2018, there were three rigs active at Silvertip, with a fourth expected later during the month.
Companywide exploration expense and capitalized exploration for the quarter were $7.5 million and $1.9 million, respectively, declining 23% and 62% quarter-over-quarter. Exploration expense for the full year totaled $30.3 million, $17.4 million higher compared to 2016, while capitalized exploration totaled $11.6 million, compared to $12.4 million the prior year.
On December 13, 2017, the Company provided an update of its Palmarejo and Kensington exploration programs, which were expanded throughout the year following encouraging drill results. At Palmarejo, expansion of the Nación-Dana, La Bavisa, and Zapata veins remain a priority with two drill rigs active at Nación-Dana as of year-end. Underground drifting was also underway in anticipation of drilling the newly-discovered Portales and Jacobo veins, east of Guadalupe, as well as the Zapata and Madero veins, west of Guadalupe. The Company's year-end 2017 reserves and resources include initial reserve estimates at Nación and new inferred resources at Zapata and La Bavisa.
Exploration at Kensington continued to target expansion of the Raven vein, lower Kensington Main Block L, and lower Jualin Vein #4 during the quarter. An initial reserve estimate at Jualin is expected to be included in Kensington's updated technical report anticipated late in the first quarter of 2018.
At Silvertip, underground development drilling began early during the fourth quarter and targeted resource conversion, while underground access was undergoing preparation for multiple drill rigs in 2018. Results of the planned infill and expansion drill programs are expected to be included in an updated technical report anticipated in the second half of 2018.

2018 Production Outlook
As published on January 8, 2018, the Company's full-year 2018 production guidance reflects the anticipated commencement of production at Silvertip by the end of the first quarter.

	Silver	Gold	Zinc	Lead	Silver Equivalent[1]
	(K oz)	(oz)	(K lbs)	(K lbs)	(K oz)
Palmarejo	6,500 - 7,100	110,000 - 115,000	—	—	13,100 - 14,000
Rochester	4,200 - 4,700	45,000 - 50,000	—	—	6,900 - 7,700
Kensington	—	115,000 - 120,000	—	—	6,900 - 7,200
Wharf	—	85,000 - 90,000	—	—	5,100 - 5,400
Silvertip	1,500 - 2,000	—	23,000 - 28,000	23,000 - 28,000	4,030 - 5,080
Total	12,200 - 13,800	355,000 - 375,000	23,000 - 28,000	23,000 - 28,000	36,030 - 39,380
Total (including discontinued operations)	12,800 - 14,400	355,000 - 375,000	23,000 - 28,000	23,000 - 28,000	36,630 - 39,980

2017 Cost Performance and 2018 Outlook
The Company's spot guidance is based on recent observed equivalences and assumes silver-to-gold, -zinc and -lead ratios of 75:1, 0.09:1 and 0.07:1, respectively.

	2018 Guidance		2017 Results
(dollars in millions, except per ounce amounts)	60:1	Spot	60:1	Average Spot
CAS per AgEqOz[1] – Palmarejo	$10.50 - $11.00	$9.25 -$9.75	$9.36	$8.38
CAS per AgEqOz[1] – Rochester	$13.25 - $13.75	$12.00 - $12.50	$13.08	$11.97
CAS per AuOz[1] – Kensington	$900 - $950		$920
CAS per AuEqOz[1] – Wharf	$850 - $900		$700
CAS per AgEqOz[1] – Silvertip	$15.00 - $15.50	$12.00 - $12.50	—	—
Capital Expenditures	$120 - $140		$136.7
General and Administrative Expenses	$32 - $34		$33.6
Exploration Expense	$20 - $25		$30.3
AISC per AgEqOz[1] from continuing operations	$17.50 - $18.00	$15.00 - $15.50	$15.90	$13.82

Financial Results and Conference Call
Coeur will host a conference call to discuss its fourth quarter and full-year 2017 financial results on February 8, 2018 at 11:00 a.m. Eastern Time.

Dial-In Numbers:        (855) 560-2581 (U.S.)
(855) 669-9657 (Canada)
(412) 542-4166 (International)
Conference ID:        Coeur Mining

Hosting the call will be Mitchell J. Krebs, President and Chief Executive Officer of Coeur, who will be joined by Peter C. Mitchell, Senior Vice President and Chief Financial Officer, Frank L. Hanagarne, Jr., Senior Vice President and Chief Operating Officer, Hans Rasmussen, Senior Vice President of Exploration, and other members of management. A replay of the call will be available through February 22, 2018.

Replay numbers:        (877) 344-7529 (U.S.)
(855) 669-9658 (Canada)
(412) 317-0088 (International)
Conference ID:        101 15 644

About Coeur
Coeur Mining, Inc. is a well-diversified, growing precious metals producer with six mines in the Americas employing approximately 2,300 people. Coeur’s wholly-owned continuing operations include the Palmarejo silver-gold complex in Mexico, the Silvertip silver-zinc-lead mine in British Columbia, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, and the Wharf gold mine in South Dakota. In addition, the Company owns the La Preciosa project in Mexico, a silver-gold exploration stage project. Coeur conducts exploration activities in North America.

Cautionary Statements
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated production, costs, expenses, expectations regarding Silvertip including but not limited to expected commencement of production at Silvertip, grades, exploration and development efforts, expectations regarding the planned sale of San Bartolomé and the timing thereof, expectations regarding production from the Jualin deposit at Kensington, expected free cash flow at Rochester, expectations regarding reserve and resource estimates and the timing of filing of technical reports, spot prices, returns, value and results. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that expectations regarding Silvertip including the timing of commencement of production and obtaining necessary permits are not realized, the risk that the expected sale of San Bartolomé does not occur when expected or at all, the risk that commercial production is delayed at the Jualin deposit, the risk that anticipated production, cost, expense, and free cash flow levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver reserves, changes that could result from Coeur's future acquisition of new mining properties or businesses, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, the political risks and uncertainties associated with operations in Bolivia, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent report on Form 10-K. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Christopher Pascoe, Coeur's Director, Technical Services and a qualified person under Canadian National Instrument 43-101, approved the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, Canadian investors should refer to the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.

Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver ounce (or per gold ounce), all-in sustaining costs, and adjusted all-in sustaining costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe EBITDA, adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver ounce (or per gold ounce), all-in sustaining costs, and adjusted all-in sustaining costs are important measures in assessing the Company's overall financial performance. For additional explanation regarding our use of non-U.S. GAAP financial measures, please refer to our Form 10-K for the year ended December 31, 2017.

Notes
1. EBITDA, adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce or per average spot silver equivalent ounce), adjusted costs applicable to sales per silver ounce (or per gold ounce), all-in sustaining costs, and adjusted all-in sustaining costs are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. Free cash flow is defined as cash flow from operating activities less capital expenditures and gold production royalty payments. Please see table in Appendix for the calculation of consolidated free cash flow. Silver and gold equivalence assumes a 60:1 silver-to-gold ratio, except where noted as average spot prices. Please see the table below for average applicable spot prices and corresponding ratios. Silver and zinc equivalence assumes a 0.06:1 silver-to-zinc ratio. Silver and lead equivalence assumes a 0.05:1 silver-to-lead ratio.
2. Includes capital leases. Net of debt issuance costs and premium received.
3. Return on investment determined based on final acquisition cost of $99.5 million in February 2015 and free cash flows of $28.8 million, $57.6 million and $40.8 million in 2015, 2016 and 2017, respectively.  Mid-period convention was used in calculating the return on investment.

Average Spot Prices

	2017	4Q 2017	3Q 2017	2Q 2017	1Q 2017	2016	4Q 2016
Average Silver Spot Price Per Ounce	$17.05	$16.73	$16.84	$17.21	$17.42	$17.14	$17.19
Average Gold Spot Price Per Ounce	$1,257	$1,275	$1,278	$1,257	$1,219	$1,251	$1,222
Average Silver to Gold Spot Equivalence	74:1	76:1	76:1	73:1	70:1	73:1	71:1

For Additional Information
Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, IL 60603
Attention: Courtney Lynn, Vice President, Investor Relations and Treasurer
Phone: (312) 489-5910
www.coeur.com

COEUR MINING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year ended December 31,
	2017	2016	2015
	In thousands, except share data
Revenue	$709,598	$571,897	$561,407
COSTS AND EXPENSES
Costs applicable to sales(1)	440,260	335,375	403,827
Amortization	146,549	116,528	125,953
General and administrative	33,616	29,275	32,636
Exploration	30,311	12,930	11,521
Write-downs	—	4,446	246,625
Pre-development, reclamation, and other	18,936	14,411	16,204
Total costs and expenses	669,672	512,965	836,766
OTHER INCOME (EXPENSE), NET
Gain (loss) on debt extinguishment	(9,342)	(21,365)	15,916
Fair value adjustments, net	(864)	(11,581)	5,202
Interest expense, net of capitalized interest	(16,440)	(36,896)	(44,978)
Other, net	26,643	98	(17,667)
Total other income (expense), net	(3)	(69,744)	(41,527)
Income (loss) before income and mining taxes	39,923	(10,812)	(316,886)
Income and mining tax (expense) benefit	(28,998)	33,247	29,075
Income (loss) from continuing operations	$10,925	$22,435	$(287,811)
Income (loss) from discontinued operations	(12,244)	32,917	(79,372)
NET INCOME (LOSS)	$(1,319)	$55,352	$(367,183)
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized gain (loss) on equity securities, net of tax of ($767) for the year ended December 31, 2016	3,227	3,222	(4,154)
Reclassification adjustments for impairment of equity securities	426	703	2,346
Reclassification adjustments for realized (gain) loss on sale of equity securities	1,354	(2,691)	894
Other comprehensive income (loss)	5,007	1,234	(914)
COMPREHENSIVE INCOME (LOSS)	$3,688	$56,586	$(368,097)

NET INCOME (LOSS) PER SHARE
Basic income (loss) per share:
Net income (loss) from continuing operations	$0.06	$0.14	$(2.22)
Net income (loss) from discontinued operations	(0.07)	0.21	(0.61)
Basic	$(0.01)	$0.35	$(2.83)
Diluted income (loss) per share:
Net income (loss) from continuing operations	$0.06	$0.14	$(2.22)
Net income (loss) from discontinued operations	(0.07)	0.20	(0.61)
Diluted	$(0.01)	$0.34	$(2.83)

COEUR MINING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2017	2016	2015
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (income) loss	$(1,319)	$55,352	$(367,183)
(Income) loss from discontinued operations	12,244	(32,917)	79,372
Adjustments:
Amortization	146,549	116,528	125,953
Accretion	9,980	9,142	13,332
Deferred taxes	(13,888)	(54,184)	(38,496)
Loss (gain) on debt extinguishment	9,342	21,365	(15,916)
Fair value adjustments, net	864	11,581	(5,202)
Stock-based compensation	10,541	9,715	9,272
Gain on sale of the Joaquin project	(21,138)	—	—
Write-downs	—	4,446	246,625
Other	(7,974)	356	18,983
Changes in operating assets and liabilities:
Receivables	18,895	(2,783)	(5,022)
Prepaid expenses and other current assets	(2,015)	(4,420)	5,702
Inventory and ore on leach pads	23,517	(34,610)	15,578
Accounts payable and accrued liabilities	11,562	(3,110)	4,414
CASH PROVIDED BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS	197,160	96,461	87,412
CASH PROVIDED BY OPERATING ACTIVITIES OF DISCONTINUED OPERATIONS	11,296	29,356	26,130
CASH PROVIDED BY OPERATING ACTIVITIES	208,456	125,817	113,542
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(136,734)	(94,382)	(88,973)
Acquisitions, net	(156,248)	(1,417)	(110,846)
Proceeds from the sale of assets	16,705	16,296	607
Purchase of investments	(15,058)	(178)	(1,880)
Sale of investments	11,321	7,077	605
Other	(217)	(4,208)	(4,586)
CASH USED IN INVESTING ACTIVITIES OF CONTINUING OPERATIONS	(280,231)	(76,812)	(205,073)
CASH USED IN INVESTING ACTIVITIES OF DISCONTINUED OPERATIONS	(1,392)	(6,631)	(6,220)
CASH USED IN INVESTING ACTIVITIES	(281,623)	(83,443)	(211,293)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	—	269,556	—
Issuance of notes and bank borrowings, net of issuance costs	342,620	—	150,000
Payments on debt, capital leases, and associated costs	(203,045)	(318,153)	(70,603)
Gold production royalty payments	—	(27,155)	(39,235)
Other	(3,746)	172	(542)
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES OF CONTINUING OPERATIONS	135,829	(75,580)	39,620
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES OF DISCONTINUED OPERATIONS	(84)	(4,648)	(10,612)
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	135,745	(80,228)	29,008
Effect of exchange rate changes on cash and cash equivalents	203	(678)	(1,404)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	62,781	(38,532)	(70,147)
Less net cash provided by (used in) discontinued operations	(10,939)	1,576	11,552
	73,720	(40,108)	(81,699)
Cash and cash equivalents at beginning of period	118,312	158,420	240,119
Cash and cash equivalents at end of period	$192,032	$118,312	$158,420

COEUR MINING, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
ASSETS	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents	$192,032	$118,312
Receivables	19,069	53,415
Inventory	58,230	93,436
Ore on leach pads	73,752	64,167
Prepaid expenses and other	15,053	10,015
Assets held for sale	91,421	71,442
	449,557	410,787
NON-CURRENT ASSETS
Property, plant and equipment, net	254,737	193,423
Mining properties, net	829,569	550,290
Ore on leach pads	65,393	67,231
Restricted assets	20,847	17,597
Equity and debt securities	34,837	4,488
Receivables	28,750	13,745
Other	17,485	12,585
Assets held for sale	$—	$48,763
TOTAL ASSETS	$1,701,175	$1,318,909
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$48,592	$44,660
Accrued liabilities and other	94,930	36,445
Debt	30,753	11,955
Royalty obligations	—	4,995
Reclamation	3,777	3,109
Liabilities held for sale	50,677	15,470
	228,729	116,634
NON-CURRENT LIABILITIES
Debt	380,569	198,682
Royalty obligations	—	4,292
Reclamation	117,055	85,592
Deferred tax liabilities	105,148	69,811
Other long-term liabilities	54,697	41,654
Liabilities held for sale	—	33,757
	657,469	433,788
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 300,000,000 shares, issued and outstanding 185,637,724 at December 31, 2017 and 180,933,287 at December 31, 2016	1,856	1,809
Additional paid-in capital	3,357,345	3,314,590
Accumulated other comprehensive income (loss)	2,519	(2,488)
Accumulated deficit	(2,546,743)	(2,545,424)
	814,977	768,487
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,701,175	$1,318,909

Adjusted EBITDA Reconciliation

(Dollars in thousands except per share amounts)	2017	4Q 2017	3Q 2017	2Q 2017	1Q 2017	2016	4Q 2016
Net income (loss)	$(1,319)	$7,625	$(16,652)	$(10,955)	$18,663	$55,352	$(8,306)
(Income) loss from discontinued operations, net of tax	12,244	6,724	4,924	960	(364)	(32,917)	(2,020)
Interest expense, net of capitalized interest	16,440	5,522	3,595	3,744	3,579	36,896	6,851
Income tax provision (benefit)	28,998	4,957	14,289	(1,126)	10,878	(33,247)	(495)
Amortization	146,549	44,722	32,401	30,733	38,693	116,528	28,625
EBITDA	202,912	69,550	38,557	23,356	71,449	142,612	24,655
Fair value adjustments, net	864	—	—	(336)	1,200	11,581	(1,654)
Impairment of equity and debt securities	426	—	—	305	121	703	683
Foreign exchange (gain) loss	(1,281)	672	39	(786)	(1,206)	11,455	3,595
Gain on sale of Joaquin project	(21,138)	—	—	—	(21,138)	—	—
(Gain) loss on sale of assets and securities	1	499	(2,051)	(513)	2,066	(11,334)	339
Gain on repurchase of Rochester royalty	(2,332)	—	—	(2,332)	—	—	—
Loss on debt extinguishment	9,342	—	—	9,342	—	21,365	11,325
Corporate reorganization costs	—	—	—	—	—	—	—
Transaction costs	3,757	2,938	819	—	—	1,199	1
Asset retirement obligation accretion	8,983	2,475	2,223	2,169	2,116	7,263	1,860
Inventory adjustments and write-downs	1,806	885	659	715	(94)	5,590	189
Write-downs	—	—	—	—	—	4,446	—
Adjusted EBITDA	$203,340	$77,019	$40,246	$31,920	$54,514	$194,880	$40,993

Adjusted Net Income (Loss) Reconciliation

(Dollars in thousands except per share amounts)	2017	4Q 2017	3Q 2017	2Q 2017	1Q 2017	2016	4Q 2016
Net income (loss)	$(1,319)	$7,625	$(16,652)	$(10,955)	$18,663	$55,352	$(8,306)
(Income) loss from discontinued operations, net of tax	12,244	6,724	4,924	960	(364)	(32,917)	(2,020)
Fair value adjustments, net	864	—	—	(336)	1,200	11,581	(1,654)
Impairment of equity and debt securities	426	—	—	305	121	703	683
Write-downs	—	—	—	—	—	4,446	—
Inventory write-downs	—	—	—	—	—	3,689	—
Gain on sale of Joaquin project	(21,138)	—	—	—	(21,138)	—	—
(Gain) loss on sale of assets and securities	1	499	(2,051)	(513)	2,066	(11,334)	339
Gain on repurchase of Rochester royalty	(2,332)	—	—	(2,332)	—	—	—
(Gain) loss on debt extinguishment	9,342	—	—	9,342	—	21,365	11,325
Corporate reorganization costs	—	—	—	—	—	—	—
Transaction costs	3,757	2,938	819	—	—	1,199	1
Deferred tax on reorganization	—	—	—	—	—	(40,767)	—
Foreign exchange loss (gain)	1,562	(3,643)	(1,392)	2,186	4,411	(299)	511
Tax effect of adjustments(1)	816	—	(991)	—	1,807	2,583	—
Adjusted net income (loss)	$4,223	$14,143	$(15,343)	$(1,343)	$6,766	$15,601	$879

Adjusted net income (loss) per share - Basic	$0.02	$0.08	$(0.09)	$(0.01)	$0.04	$0.10	$0.01
Adjusted net income (loss) per share - Diluted	$0.02	$0.08	$(0.09)	$(0.01)	$0.04	$0.10	$0.01

Consolidated Free Cash Flow Reconciliation

(Dollars in thousands)	2017	4Q 2017	3Q 2017	2Q 2017	1Q 2017	2016	4Q 2016
Cash flow from continuing operations	$197,160	$91,811	$37,308	$24,103	$43,938	$96,461	$21,423
Capital expenditures from continuing operations	136,734	47,054	28,982	37,107	23,591	94,382	28,134
Gold production royalty payments	—	—	—	—	—	27,155	—
Free cash flow	60,426	44,757	8,326	(13,004)	20,347	(25,076)	(6,711)

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Year Ended December 31, 2017

	Silver				Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$219,920	$130,227	$1,046	$351,193	$152,118	$82,334	$234,452	$585,645
Amortization	73,744	22,306	301	96,351	36,022	13,012	49,034	145,385
Costs applicable to sales	$146,176	$107,921	$745	$254,842	$116,096	$69,322	$185,418	$440,260
Silver equivalent ounces sold	15,490,734	8,209,888	107,027	23,807,649				37,334,889
Gold equivalent ounces sold					125,982	99,472	225,454
Costs applicable to sales per ounce	$9.44	$13.15	$6.96	$10.70	$922	$697	$822	$11.79
Inventory adjustments	(0.08)	(0.07)	—	(0.08)	(2)	3	—	(0.05)
Adjusted costs applicable to sales per ounce	$9.36	$13.08	$6.96	$10.62	$920	$700	$822	$11.74

Costs applicable to sales per average spot ounce	$8.45	$12.04		$9.66				$10.24
Inventory adjustments	(0.07)	(0.07)		(0.07)				(0.04)
Adjusted costs applicable to sales per average spot ounce	$8.38	$11.97		$9.59				$10.20

Costs applicable to sales								$440,260
Treatment and refining costs								5,912
Sustaining capital(1)								65,010
General and administrative								33,616
Exploration								30,311
Reclamation								14,910
Project/pre-development costs								5,543
All-in sustaining costs								$595,562
Silver equivalent ounces sold								23,807,649
Kensington and Wharf silver equivalent ounces sold								13,527,240
Consolidated silver equivalent ounces sold								37,334,889
All-in sustaining costs per silver equivalent ounce								$15.95
Inventory adjustments								$(0.05)
Adjusted all-in sustaining costs per silver equivalent ounce								$15.90

Consolidated silver equivalent ounces sold (average spot)								42,969,841
All-in sustaining costs per average spot silver equivalent ounce								$13.86
Inventory adjustments								$(0.04)
Adjusted all-in sustaining costs per average spot silver equivalent ounce								$13.82

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended December 31, 2017

	Silver				Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$58,775	$41,006	$—	$99,781	$42,640	$24,033	$66,673	$166,454
Amortization	22,749	6,960	—	29,709	10,633	4,129	14,762	44,471
Costs applicable to sales	$36,026	$34,046	$—	$70,072	$32,007	$19,904	$51,911	$121,983
Silver equivalent ounces sold	4,680,802	2,657,975	—	7,338,777				11,232,057
Gold equivalent ounces sold					35,633	29,255	64,888
Costs applicable to sales per ounce	$7.70	$12.81	$—	$9.55	$898	$680	$800	$10.86
Inventory adjustments	(0.16)	(0.04)	—	(0.12)	(2)	2	—	(0.08)
Adjusted costs applicable to sales per ounce	$7.54	$12.77	$—	$9.43	$896	$682	$800	$10.78

Costs applicable to sales per average spot ounce	$6.78	$11.41		$8.45				$9.21
Inventory adjustments	(0.14)	(0.04)		(0.10)				(0.07)
Adjusted costs applicable to sales per average spot ounce	$6.64	$11.37		$8.35				$9.14

Costs applicable to sales								$121,983
Treatment and refining costs								1,600
Sustaining capital								18,520
General and administrative								9,120
Exploration								7,455
Reclamation								4,075
Project/pre-development costs								578
All-in sustaining costs								$163,331
Silver equivalent ounces sold								7,338,777
Kensington and Wharf silver equivalent ounces sold								3,893,280
Consolidated silver equivalent ounces sold								11,232,057
All-in sustaining costs per silver equivalent ounce								$14.53
Inventory adjustments								$(0.08)
Adjusted all-in sustaining costs per silver equivalent ounce								$14.45

Consolidated silver equivalent ounces sold (average spot)								13,246,634
All-in sustaining costs per average spot silver equivalent ounce								$12.33
Inventory adjustments								$(0.07)
Adjusted all-in sustaining costs per average spot silver equivalent ounce								$12.26

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended September 30, 2017

	Silver				Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$49,669	$27,866	$59	$77,594	$35,522	$20,553	$56,075	$133,669
Amortization	16,414	4,591	20	21,025	7,864	3,223	11,087	32,112
Costs applicable to sales	$33,255	$23,275	$39	$56,569	$27,658	$17,330	$44,988	$101,557
Silver equivalent ounces sold	3,386,963	1,673,704	8,027	5,068,694				8,264,174
Gold equivalent ounces sold					29,173	24,085	53,258
Costs applicable to sales per ounce	$9.82	$13.91	$4.86	$11.16	$948	$720	$845	$12.29
Inventory adjustments	(0.06)	(0.22)	—	(0.11)	(2)	(1)	(2)	(0.08)
Adjusted costs applicable to sales per ounce	$9.76	$13.69	$4.86	$11.05	$946	$719	$843	$12.21

Costs applicable to sales per average spot ounce	$8.73	$12.66		$10.00				$10.47
Inventory adjustments	(0.05)	(0.20)		(0.10)				(0.07)
Adjusted costs applicable to sales per average spot ounce	$8.68	$12.46		$9.90				$10.40

Costs applicable to sales								$101,557
Treatment and refining costs								1,408
Sustaining capital								18,126
General and administrative								7,345
Exploration								9,792
Reclamation								3,915
Project/pre-development costs								1,979
All-in sustaining costs								$144,122
Silver equivalent ounces sold								5,068,694
Kensington and Wharf silver equivalent ounces sold								3,195,480
Consolidated silver equivalent ounces sold								8,264,174
All-in sustaining costs per silver equivalent ounce								$17.43
Inventory adjustments								$(0.08)
Adjusted all-in sustaining costs per silver equivalent ounce								$17.35

Consolidated silver equivalent ounces sold (average spot)								9,698,654
All-in sustaining costs per average spot silver equivalent ounce								$14.86
Inventory adjustments								$(0.07)
Adjusted all-in sustaining costs per average spot silver equivalent ounce								$14.79

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended June 30, 2017

	Silver				Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$48,325	$29,099	$586	$78,010	$36,335	$18,317	$54,652	$132,662
Amortization	14,431	4,938	168	19,537	8,347	2,549	10,896	30,433
Costs applicable to sales	$33,894	$24,161	$418	$58,473	$27,988	$15,768	$43,756	$102,229
Silver equivalent ounces sold	2,995,623	1,774,000	59,234	4,828,857				7,860,417
Gold equivalent ounces sold					29,031	21,495	50,526
Costs applicable to sales per ounce	$11.31	$13.62	$7.06	$12.11	$964	$734	$866	$13.01
Inventory adjustments	(0.10)	(0.08)	—	(0.09)	(12)	3	(6)	(0.09)
Adjusted costs applicable to sales per ounce	$11.21	$13.54	$7.06	$12.02	$952	$737	$860	$12.92

Costs applicable to sales per average spot ounce	$10.20	$12.63		$11.04				$11.38
Inventory adjustments	(0.09)	(0.07)		(0.08)				(0.08)
Adjusted costs applicable to sales per average spot ounce	$10.11	$12.56		$10.96				$11.30

Costs applicable to sales								$102,229
Treatment and refining costs								1,288
Sustaining capital								17,173
General and administrative								7,025
Exploration								7,813
Reclamation								3,581
Project/pre-development costs								1,677
All-in sustaining costs								$140,786
Silver equivalent ounces sold								4,828,857
Kensington and Wharf silver equivalent ounces sold								3,031,560
Consolidated silver equivalent ounces sold								7,860,417
All-in sustaining costs per silver equivalent ounce								$17.90
Inventory adjustments								$(0.09)
Adjusted all-in sustaining costs per silver equivalent ounce								$17.81

Consolidated silver equivalent ounces sold (average spot)								8,990,166
All-in sustaining costs per average spot silver equivalent ounce								$15.66
Inventory adjustments								$(0.08)
Adjusted all-in sustaining costs per average spot silver equivalent ounce								$15.58

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended March 31, 2017

	Silver				Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$63,151	$32,255	$400	$95,806	$37,621	$19,431	$57,052	$152,858
Amortization	20,150	5,816	113	26,079	9,178	3,111	12,289	38,368
Costs applicable to sales	$43,001	$26,439	$287	$69,727	$28,443	$16,320	$44,763	$114,490
Silver equivalent ounces sold	4,427,346	2,104,209	39,765	6,571,320				9,978,120
Gold equivalent ounces sold					32,144	24,636	56,780
Costs applicable to sales per ounce	$9.71	$12.56	$7.22	$10.61	$885	$662	$788	$11.47
Inventory adjustments	(0.03)	0.01	—	(0.01)	(1)	8	3	(0.01)
Adjusted costs applicable to sales per ounce	$9.68	$12.57	$7.22	$10.60	$884	$670	$791	$11.46

Costs applicable to sales per average spot ounce	$8.89	$11.80		$9.80				$10.33
Inventory adjustments	(0.02)	0.01		(0.01)				0.01
Adjusted costs applicable to sales per average spot ounce	$8.87	$11.81		$9.79				$10.34

Costs applicable to sales								$114,490
Treatment and refining costs								1,616
Sustaining capital								11,191
General and administrative								10,125
Exploration								5,252
Reclamation								3,338
Project/pre-development costs								1,419
All-in sustaining costs								$147,431
Silver equivalent ounces sold								6,571,320
Kensington and Wharf silver equivalent ounces sold								3,406,800
Consolidated silver equivalent ounces sold								9,978,120
All-in sustaining costs per silver equivalent ounce								$14.77
Inventory adjustments								$0.01
Adjusted all-in sustaining costs per silver equivalent ounce								$14.78

Consolidated silver equivalent ounces sold (average spot)								11,093,378
All-in sustaining costs per average spot silver equivalent ounce								$13.29
Inventory adjustments								$0.01
Adjusted all-in sustaining costs per average spot silver equivalent ounce								$13.30

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Year Ended December 31, 2016

	Silver				Gold
In thousands except per ounce amounts	Palmarejo	Rochester	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$117,419	$111,564	$2,363	$231,346	$131,518	$87,000	$218,518	$449,864
Amortization	36,599	21,838	644	59,081	34,787	20,621	55,408	114,489
Costs applicable to sales	$80,820	$89,726	$1,719	$172,265	$96,731	$66,379	$163,110	$335,375
Silver equivalent ounces sold	7,538,311	7,542,740	262,078	15,343,129				29,221,609
Gold equivalent ounces sold					121,688	109,620	231,308
Costs applicable to sales per ounce	$10.72	$11.90	$6.56	$11.23	$795	$606	$705	$11.48
Inventory adjustments	(0.17)	(0.04)	—	(0.11)	(5)	(31)	(17)	(0.19)
Adjusted costs applicable to sales per ounce	$10.55	$11.86	$6.56	$11.12	$790	$575	$688	$11.29

Costs applicable to sales per average spot ounce	$9.73	$10.97		$10.29				$9.98
Inventory adjustments	(0.16)	(0.04)		(0.10)				(0.17)
Adjusted costs applicable to sales per average spot ounce	$9.57	$10.93		$10.19				$9.81

Costs applicable to sales								$335,375
Treatment and refining costs								4,307
Sustaining capital(1)								71,134
General and administrative								29,275
Exploration								12,930
Reclamation								13,291
Project/pre-development costs								5,779
All-in sustaining costs								$472,091
Silver equivalent ounces sold								15,343,129
Kensington and Wharf silver equivalent ounces sold								13,878,480
Consolidated silver equivalent ounces sold								29,221,609
All-in sustaining costs per silver equivalent ounce								$16.16
Inventory adjustments								$(0.19)
Adjusted all-in sustaining costs per silver equivalent ounce								$15.97

Consolidated silver equivalent ounces sold (average spot)								33,600,783
All-in sustaining costs per average spot silver equivalent ounce								$14.05
Inventory adjustments								$(0.17)
Adjusted all-in sustaining costs per average spot silver equivalent ounce								$13.88

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended December 31, 2016

	Silver				Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$29,667	$29,581	$557	$59,805	$31,577	$21,861	$53,438	$113,243
Amortization	8,784	5,844	148	14,776	8,584	4,982	13,566	28,342
Costs applicable to sales	$20,883	$23,737	$409	$45,029	$22,993	$16,879	$39,872	$84,901
Silver equivalent ounces sold	1,871,178	1,983,393	57,903	3,912,474				7,456,614
Gold equivalent ounces sold					28,864	30,205	59,069
Costs applicable to sales per ounce	$11.16	$11.97	$7.06	$11.51	$797	$559	$675	$11.39
Inventory adjustments	(0.15)	0.02	—	(0.06)	4	(3)	1	(0.03)
Adjusted costs applicable to sales per ounce	$11.01	$11.99	$7.06	$11.45	$801	$556	$676	$11.36

Costs applicable to sales per average spot ounce	$10.24	$11.14		$10.65				$10.08
Inventory adjustments	(0.13)	0.02		(0.06)				(0.02)
Adjusted costs applicable to sales per average spot ounce	$10.11	$11.16		$10.59				$10.06

Costs applicable to sales								$84,901
Treatment and refining costs								1,261
Sustaining capital								18,039
General and administrative								6,577
Exploration								5,261
Reclamation								3,022
Project/pre-development costs								1,507
All-in sustaining costs								$120,568
Silver equivalent ounces sold								3,912,474
Kensington and Wharf silver equivalent ounces sold								3,544,140
Consolidated silver equivalent ounces sold								7,456,614
All-in sustaining costs per silver equivalent ounce								$16.16
Inventory adjustments								$(0.03)
Adjusted all-in sustaining costs per silver equivalent ounce								$16.13

Consolidated silver equivalent ounces sold (average spot)								8,425,437
All-in sustaining costs per average spot silver equivalent ounce								$14.31
Inventory adjustments								$(0.02)
Adjusted all-in sustaining costs per average spot silver equivalent ounce								$14.29

Reconciliation of All-in Sustaining Costs per 60:1 Silver Equivalent Ounce
for 2018 Guidance

	Silver				Gold
In thousands except per ounce amounts	Palmarejo	Rochester	Silvertip	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$208,000	$116,300	$88,000	$412,300	$146,100	$89,700	$235,800	$648,100
Amortization	63,300	18,900	20,000	102,200	40,400	12,100	52,500	154,700
Costs applicable to sales	$144,700	$97,400	$68,000	$310,100	$105,700	$77,600	$183,300	$493,400
Silver equivalent ounces sold	13,700,000	7,300,000	4,500,000	25,500,000				37,800,000
Gold equivalent ounces sold					117,500	87,500	205,000
Costs applicable to sales per ounce	$10.50 - $11.00	$13.25 - $13.75	$15.00 - $15.50		$900 - $950	$850 - $900

Costs applicable to sales								$493,400
Treatment and refining costs								12,000
Sustaining capital, including capital lease payments								100,000
General and administrative								33,000
Exploration								22,000
Reclamation								15,700
Project/pre-development costs								2,900
All-in sustaining costs								$679,000
Silver equivalent ounces sold								25,500,000
Kensington and Wharf silver equivalent ounces sold								12,300,000
Consolidated silver equivalent ounces sold								37,800,000
All-in sustaining costs per silver equivalent ounce								$17.50 - $18.00

Reconciliation of All-in Sustaining Costs per Spot Silver Equivalent Ounce
for 2018 Guidance

	Silver				Gold
In thousands except per ounce amounts	Palmarejo	Rochester	Silvertip	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$208,000	$116,300	$88,000	$412,300	$146,100	$89,700	$235,800	$648,100
Amortization	63,300	18,900	20,000	102,200	40,400	12,100	52,500	154,700
Costs applicable to sales	$144,700	$97,400	$68,000	$310,100	$105,700	$77,600	$183,300	$493,400
Silver equivalent ounces sold	15,387,500	8,012,500	5,750,000	29,150,000				44,525,000
Gold equivalent ounces sold					117,500	87,500	205,000
Costs applicable to sales per ounce	$9.25 - $9.75	$12.00 - $12.50	$12.00 - $12.50		$900 - $950	$850 - $900

Costs applicable to sales								$493,400
Treatment and refining costs								12,000
Sustaining capital, including capital lease payments								100,000
General and administrative								33,000
Exploration								22,000
Reclamation								15,700
Project/pre-development costs								2,900
All-in sustaining costs								$679,000
Silver equivalent ounces sold								29,150,000
Kensington and Wharf silver equivalent ounces sold								15,375,000
Consolidated silver equivalent ounces sold								44,525,000
All-in sustaining costs per silver equivalent ounce								$15.00 - $15.50